Exhibit 32.1

NANOGEN, INC.

CERTIFICATIONS REQUIRED BY
RULE 13a-14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

I, Howard C. Birndorf, Chief Executive Officer of Nanogen, Inc., a Delaware corporation (the “Company”), hereby certify that, based on my knowledge:

(1)	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

August 12, 2003	/s/ HOWARD C. BIRDNORF

Howard C. Birndorf
Chief Executive Officer